Exhibit 23(b)




                        CONSENT OF INDEPENDENT
                     CERTIFIED PUBLIC ACCOUNTANTS

Omnicare, Inc.
Cincinnati, Ohio



We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated July 29, 1994, relating to the combined financial statements of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. for the three years in the period ended December 31, 1993 appearing in the Company's Annual Report on Form 10-K, as amended, for the year ended December 31, 1994.

We also consent to the reference to us under the caption "Experts" in the Prospectus.




/s/BDO Seidman, LLP
Seattle, Washington
September 25, 1995